                                 SCHEDULE 14A
                                (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement              / / Confidential, for Use of the
/X/ Definitive Proxy Statement                   Commission Only (as permitted
/ / Definitive Additional Materials              by Rule 14a-6(e)(2))
/ / Soliciting Material Pursuant to
    Rule 14a-11(c) or Rule 14a-12

                       ENGINEERED SUPPORT SYSTEMS, INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

    /X/ No fee required.

    / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
        0-11.

    (1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

--------------------------------------------------------------------------------

    (2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

--------------------------------------------------------------------------------

    (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):

--------------------------------------------------------------------------------

    (4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

--------------------------------------------------------------------------------

    (5) TOTAL FEE PAID:

--------------------------------------------------------------------------------

    / / Fee paid previously with preliminary materials.

    / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

--------------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

    (3) Filing Party:

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    (4) Date Filed:

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

                        NOTICE OF THE ANNUAL MEETING OF
                              THE SHAREHOLDERS OF
                        ENGINEERED SUPPORT SYSTEMS, INC.

                                                         St. Louis, Missouri
                                                            February 1, 1999

    TO: THE SHAREHOLDERS OF
        ENGINEERED SUPPORT SYSTEMS, INC.

        The Annual Meeting of the Shareholders of Engineered Support Systems, Inc. will be held at the Ritz-Carlton, 100 Carondelet Plaza, Clayton, Missouri 63105 on Monday, March 8, 1999 at 10:00 a.m., local time, for the purpose of considering and voting upon the following matters:

        1. The election of two (2) directors to hold office for three (3) years; and,

        2. To transact such other business, if any, as lawfully may be brought before the meeting or any adjournment thereof.

        A proxy statement, proxy, and a copy of the Company's Annual Report for the year ended October 31, 1998, accompany this Notice of the Annual Meeting of the Shareholders.

        We encourage all Shareholders to attend the 1999 Annual Meeting at the Ritz-Carlton, 100 Carondelet Plaza, Clayton, Missouri. For security purposes, if you plan to attend, you must notify the Corporate Secretary of your intent to do so by Friday, March 5, 1998.


                                         ENGINEERED SUPPORT SYSTEMS, INC.

                                         /s/ Michael F. Shanahan Sr.

                                    By:  Michael F. Shanahan, Sr.
                                         Chairman and Chief Executive Officer

   /s/ Gary C. Gerhardt

       Gary C. Gerhardt
       Secretary



    EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE EXECUTE THE ENCLOSED PROXY AND MAIL IT PROMPTLY. A RETURN ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR YOUR CONVENIENCE.

                        ENGINEERED SUPPORT SYSTEMS, INC.
                             1270 NORTH PRICE ROAD
                           ST. LOUIS, MISSOURI 63132

                                PROXY STATEMENT
                                    FOR THE
                       ANNUAL MEETING OF THE SHAREHOLDERS
                          TO BE HELD ON MARCH 8, 1999

                           --------------------------

    THIS PROXY STATEMENT, WHICH IS BEING MAILED TO SHAREHOLDERS ON, OR ABOUT, FEBRUARY 1, 1999, IS PROVIDED IN CONJUNCTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF ENGINEERED SUPPORT SYSTEMS, INC. ("ESSI" OR "COMPANY") FOR USE AT THE 1999 ANNUAL MEETING OF THE SHAREHOLDERS OF THE COMPANY TO BE HELD ON MARCH 8, 1999, AT 10:00 A.M., LOCAL TIME, AT THE RITZ-CARLTON, 100 CARONDELET PLAZA, CLAYTON, MISSOURI. THE NOTICE OF MEETING, THE PROXY, AND THE ANNUAL REPORT ARE ENCLOSED IN THIS PACKAGE. THE PROXY SHOULD BE RETURNED BY MARCH 5, 1999, IN THE ENCLOSED SELF-ADDRESSED, POSTAGE PREPAID, ENVELOPE.

                                     PROXY

    The accompanying proxy is being solicited on behalf of the Board of Directors of the Company to be used at the 1999 Annual Meeting of the Shareholders.

    The shares represented by each executed proxy will be voted at the meeting in accordance with the instructions contained in the proxy subject to the conditions hereinafter set forth. In the event the Company receives an executed proxy that contains no instructions, the proxy shall be voted in accordance with the Board of Directors' recommendations as follows:

    1. "FOR" the election of two (2) directors to hold office for three (3) years; and,

    2. At the discretion of those individuals named in the enclosed proxy, on any other matter that may lawfully be brought before the meeting or any adjournment thereof.

    The Company will pay the reasonable expenses associated with its solicitation of the proxies for the meeting. These expenses include the cost of preparing, assembling, and mailing the Notice of the Annual Meeting of the Shareholders, the proxy, the proxy statement, the return envelopes, the cost of handling and tabulating the number of proxies received, and the reasonable fees which brokerage houses, other institutions, nominees, or fiduciaries customarily charge to forward the aforementioned material to the beneficial owners.

                              RIGHT OF REVOCATION

    Any Shareholder executing a proxy for the meeting may revoke the proxy by written notice of revocation delivered or mailed to, and received by, the Secretary of the Company at 1270 North Price Road, St. Louis, Missouri 63132, prior to the time the proxy is voted.

                                 VOTING RIGHTS

    The Shareholders of record at the close of business on January 18, 1999, are entitled to vote at the 1999 Annual Meeting of the Shareholders. Proxies properly executed by the Company's Shareholders of record on January 18, 1999, will be voted as specified on the proxy and will be voted on all business to be voted upon at the Annual Meeting of the Shareholders and any adjournment thereof. Generally, each share is entitled to one vote. However, with the election of Directors, each Shareholder has the right to cast as many total cumulative votes that equals the number of shares held by that Shareholder multiplied by the number of Directors to be elected. Each Shareholder may also cast the whole number of votes for each nominee or distribute them among some or all nominees. If authority is withheld to vote for an individual nominee on the proxy, the total cumulative votes will be allocated equally among the remaining nominees. As of January 18, 1999, there were 4,847,602 shares of common stock outstanding and entitled to vote.

              BENEFICIAL OWNERSHIP OF COMMON STOCK OF THE COMPANY

    The table below sets forth the number of shares of common stock (the only class of outstanding securities of the Company) known by the Company to be beneficially owned by the officers and directors of the Company as a group, and each five percent (5%) Shareholder as of January 18, 1999. Except as otherwise indicated in the footnotes to the table, the individuals listed in the table possess sole voting and investment power with respect to the shares opposite their name.

NAME OF BENEFICIAL OWNER                     SHARES OF COMMON STOCK                        PERCENTAGE OF SHARES
OR IDENTITY OF GROUP                           BENEFICIALLY OWNED                             OUTSTANDING<F1>
---------------------------------------------------------------------------------------------------------------
Michael F. Shanahan, Sr.                       1,387,857<F2>                                       26.2%
1270 N. Price Road
St. Louis, MO 63132
(Business Address)

Fidelity Management & Research Company           305,750<F4>                                        5.8%
82 Devonshire Street
Boston, MA 02109

PIMCO Advisors L.P.                              287,050<F5>                                        5.4%
800 Newport Center Drive
Newport Beach, CA 92660

All officers and directors as a                1,950,573<F3>                                       36.8%
Group (15 individuals including
Mr. Shanahan, Sr.)

------------------

<F1> For purposes of this table, the calculation of the Percentage of Shares
     Outstanding is based on the number of shares of common stock outstanding, as of January 18, 1999, as increased by the assumed exercise of all of the 459,300 outstanding options.

<F2> Mr. Shanahan holds 943,203 of these shares as nominee of the Michael F.
     Shanahan, Sr. First Amended and Restated Revocable Living Trust dated August 10, 1990. This Trust may be revoked by Mr. Shanahan at any time prior to his death and Mr. Shanahan has all rights to vote, sell, and otherwise dispose of the stock. 74,654 shares are held by Mr. Shanahan in the Engineered Support Systems, Inc. Employee Stock Ownership Plan over which he has sole voting and dispositive power. 175,000 shares are held in The Shanahan Family Voting Trust, dated December 11, 1998, over which Mary Ann Shanahan, wife of Mr. Shanahan, has sole voting power. The remaining 195,000 shares relate to unexercised stock options held by Mr. Shanahan.

<F3> Includes options granted to certain key employees and directors of the
     Company as well as those shares allocated to the officers and directors under the Engineered Support Systems, Inc. Employee Stock Ownership Plan.

<F4> This amount, as reflected on Schedule 13F effective September 30, 1998, consists of no sole or shared voting power, dispositive power with respect to 305,750 shares and no shared dispositive power. Sole voting power for 305,750 resides with the Board of Trustees of the Fidelity Low Priced Stock Fund.

<F5> This amount, as reflected on Schedule 13F effective September 30, 1998, consists entirely of sole voting and dispositive power, with no shared voting or dispositive power.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

    The By-laws of the Company provide for staggered terms for the Directors. The election of the Directors for staggered terms maintains management continuity, discourages undesirable mergers, unwanted tender offers, unwelcome proxy contests, and the ill-favored exertion of control by a large block of common stock.

    The nominees, MG George E. Friel and Thomas J. Guilfoil, are each proposed to be elected at the Annual Meeting of the Shareholders on March 8, 1999, for a three (3) year term that will expire in March, 2002. The shares of common stock represented by properly executed proxies will be voted for the nominees. All nominees have consented to be named and to serve, if elected. If any nominee is unable to serve (which management has no reason to expect) the individuals named in the proxy intend to vote for the balance of those named and for a substitute nominee, if management recommends a vote for the substitute nominee.

THE BOARD RECOMMENDS THE SHAREHOLDERS VOTE "FOR" THE TWO (2) NOMINEES TO THE BOARD.

    The following table sets forth the principal occupation, the year in which their current term ends, the year in which they were first elected a director, the number of shares of common stock they beneficially owned as of January 18, 1999, the percent of the total shares outstanding which they own and the age of each director and nominee.

                                                                                                PERCENTAGE
                                       CURRENT                                                      OF
       NAME AND PRINCIPAL               TERM            FIRST         STOCK BENEFICIALLY        SHARES<F1>
    OCCUPATION OR EMPLOYMENT            ENDS           ELECTED        OWNED AS OF 1/18/99       OUTSTANDING       AGE
---------------------------------------------------------------------------------------------------------------------
Michael F. Shanahan, Sr.                March          December            1,387,857               26.2%          59
Chairman, President & Chief             2000             1983
Executive Officer, ESSI;
Chairman, EASI, KECO, MC and ESP

Gary C. Gerhardt                        March           March                 94,544               1.8%           53
Executive Vice President                2001           1998<F3>
and Chief Financial Officer,
ESSI, EASI, KECO, MC and ESP

R. Bruce Earls                          March           March                 15,000               <F2>           52
President and Chief                     2001           1998<F3>
Executive Officer MC

John J. Wichlenski                      March           March                118,106               2.2%           55
President and Chief                     2001             1992
Executive Officer EASI

Alexander M. Cornwell                   March           March                 12,750               <F2>           72
President                               1999             1993
Cornwell Consulting

MG George E. Friel                      March          September                   0               <F2>           56
U.S. Army, Retired                      1999           1998<F4>

Thomas J. Guilfoil                      March           March                 84,000               1.6%           79
Attorney at Law                         1999             1993
Guilfoil, Petzall & Shoemake

LTG Kenneth E. Lewi                     March           March                 23,250               <F2>           68
U.S. Army, Retired                      2001             1992

Michael F. Shanahan, Jr.                March          December               78,852               1.5%           32
Producer                                2000             1994
Lockton Companies

Earl E. Walker                          March           March                  8,250               <F2>           78
President                               2000             1996
Carr Lane Manufacturing Company

Earl W. Wims, Ph.D.                     March           March                 21,750               <F2>           59
Chairman                                2001             1992
Marketing Horizons, Inc.

------------------

<F1> See footnote <F1> to Beneficial Ownership of Common Stock of the Company
     table.

<F2> The percentage of shares is less than one percent (1%).

<F3> The board was expanded to eleven (11) members with the appointment of Gary
     C. Gerhardt and R. Bruce Earls effective March 10, 1998.

<F4> The board appointed George E. Friel (U.S. Army, Retired) to serve the remaining term of former director W. Raymond Barrett on September 17, 1998.

    Michael F. Shanahan, Sr. has been a Director of both ESSI and Engineered Air Systems, Inc. ("EASI") since their formation. Mr. Shanahan was elected Chairman of the Board of ESSI in July 1987. He has served as Chief Executive Officer of ESSI since 1985. Mr. Shanahan is also the Chairman of each of ESSI's subsidiaries, EASI, Keco Industries, Inc. ("KECO"), Engineered Coil Company, d/b/a Marlo Coil ("MC"), and Engineered Specialty Plastics, Inc. ("ESP").

    Gary C. Gerhardt was named Executive Vice President of ESSI in December 1994. He has been Chief Financial Officer of the Company since October 1993. Prior thereto, he was Vice President-Contract Administration of EASI since 1985. Mr. Gerhardt joined EASI in 1982 as Manager of Contract Administration.

    R. Bruce Earls has been President and Chief Executive Officer of MC since September 1994. Prior thereto, he was Managing Partner of a KPMG Peat Marwick Business Unit.

    John J. Wichlenski has been President and Chief Executive Officer of EASI since July 1992. He served as EASI's Executive Vice President from March 1990 to July 1992 and as Group Vice President of Operations from March 1988 to March 1990. Mr. Wichlenski joined EASI as the Vice President of Engineering in August 1986.

    Alexander M. Cornwell, Jr. is a licensed professional engineer. Mr. Cornwell was the Chairman and Chief Executive Officer of Street Industries, Inc. of St. Louis, from 1985 through 1988. Mr. Cornwell has provided consulting services to ESSI and EASI since 1988.

    MG George E. Friel (U.S. Army, Retired) served in the United States Army for 38 years until his retirement in July 1998. In the six years preceding his retirement, Major General Friel headed the U.S. Army Chemical and Biological Defense Command (CBDCOM). He performs consulting services for various entities including ESSI and its subsidiaries.

    Thomas J. Guilfoil is the Senior and Founding Partner of the St. Louis law firm, Guilfoil, Petzall & Shoemake. Mr. Guilfoil's distinguished legal career of over 50 years began in St. Louis in 1941.

    LTG Kenneth E. Lewi (U.S. Army, Retired) served in the United States Army for 34 years until his retirement in August 1989. His career in the U.S. Army centered primarily on providing logistical support to U.S. armed forces. General Lewi performs consulting services for various individuals and entities including ESSI and its subsidiaries

    Michael F. Shanahan, Jr. has been a producer for Lockton Companies, an insurance concern, since October 1994. Prior thereto, he served as Assistant to ESSI's Chairman since 1991. Mr. Shanahan, Jr. joined EASI in January 1990, as a Marketing Representative.

    Earl E. Walker has been President and principal shareholder of Carr Lane Manufacturing Company since he founded the company in 1952. Carr Lane is a worldwide manufacturer of tooling, jig, and fixture components.

    Earl W. Wims, Ph.D., has been Chairman of Marketing Horizons, Inc., a marketing research and consulting firm, since 1986. Dr. Wims is nationally recognized for his work in market strategy and focus.

                        DIRECTOR MEETINGS AND COMMITTEES

    During the fiscal year ended October 31, 1998, the Board of Directors of the Company met five (5) times. The Board has three committees, Executive, Compensation and Audit.

    The Executive Committee for fiscal year 1998 was Michael F. Shanahan, Sr., Earl W. Wims, John J. Wichlenski, and Michael F. Shanahan, Jr. The principal function of the Executive Committee is to execute all the authority and power of the full Board of Directors in the management and operation of the Company and to act on behalf of the Board between regular meetings of the Board of Directors. The Executive Committee met on several occasions, as needed, throughout the course of fiscal year 1998.

    The Audit Committee for fiscal year 1998 was Kenneth E. Lewi, George E. Friel, Michael F. Shanahan, Jr., and Earl W. Wims. The Audit Committee met twice during fiscal year 1998 with representatives of the Company and representatives of the Company's independent accountants. The function of the Audit Committee is to: review, from time to time, the financial statements of the Company; meet, together and separately, with management of the Company and its independent accountants to discuss the financial statements and general accounting policies of the Company; and, review the management letter issued by the independent accountants and the Company's responses thereto.

    The Compensation Committee for fiscal year 1998 was Thomas J. Guilfoil, Earl
E. Walker, Alexander M. Cornwell, and Michael F. Shanahan, Jr. The purpose of the Compensation Committee is to review and approve the Company's and its subsidiaries' compensation policies and arrangements as well as to administrate the Company's stock option plans. Members of the Compensation Committee are restricted from voting on matters that affect them. The Compensation Committee met twice during fiscal year 1998.

                                 DIRECTORS FEES

    Directors who are not full-time employees of the Company are paid $500 for each meeting of the Board or meeting of the committee on which they serve. They are also paid $250 per month during their term. Outside directors are reimbursed for expenses incurred in attending meetings.

                            AFFILIATION OF DIRECTORS

    The Company has a consulting agreement with LTG Kenneth E. Lewi (U.S. Army, Retired) that may be terminated upon thirty (30) days written notice by either party. This agreement provides for payments of $2,200 per month.

    The Company has a consulting agreement with Michael F. Shanahan, Jr. that may be terminated upon ninety (90) days written notice. This agreement provides for payments of $2,200 per month.

    The Company has a consulting agreement with MG George E. Friel (U.S. Army, Retired) that may be terminated upon thirty (30) days written notice by either party. This agreement provides for payments of $2,000 per month.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

    The following report is provided by the Compensation Committee. The Committee supervises the Company's Executive Compensation Program ("Program") and is directly responsible for compensation actions affecting the Chairman, Chief Executive Officer, President, and other executive officers of the Company and its subsidiaries. The Committee, which consists entirely of non-employee directors, met twice in fiscal year 1998.

THE EXECUTIVE COMPENSATION PHILOSOPHY

    The Program is designed and managed to link executive compensation to four basic objectives: Company performance; Shareholder return; individual performance; and, competitive position. With respect to competitive position, the Program is designed to pay competitive compensation so the Company is able to attract and retain highly qualified executives. In determining competitive compensation practices, the Committee frequently utilizes information about other companies' compensation levels, as well as information from qualified compensation consultants.

    The Program uses overall Company performance in determining compensation levels and compensation changes. The Committee considers the Company's overall performance in meeting both short-term and long-term objectives. The Committee considers the Company's operating achievements in typical performance measures such as earnings, cash management, and contract backlog. The Committee also considers the Company's progress towards long-term strategic objectives that cannot be easily quantified.

    The Program also links the interests of the Company's executives with the interests of its Shareholders. This is accomplished by allocating a portion of executive compensation to performance based equity compensation.

THE EXECUTIVE COMPENSATION PROGRAM

    The Program consists of three basic elements, base salary, incentive cash compensation, and performance equity compensation. Base salaries are reviewed annually. Salary changes reflect overall Company performance, pay competitiveness, and the individual's performance.

    A substantial portion of each executive's annual cash compensation is tied to the Company's performance through the Company's Executive Incentive Plan ("Plan"). The Plan is an annual incentive cash compensation plan which was implemented November 1, 1993. In fiscal year 1998, the Plan evolved with the acquisitions of MC and KECO. While the Plan's magnitude and structure changed, the aims of the Plan remained the same. Those aims are: focusing the attention of personnel on profits; continuing Company growth; increasing efficiency; lowering costs; enhancing profits; encouraging teamwork; encouraging the continuity of management thinking; and, improving the Company's ability to attract and retain competent personnel.

    Consistent with the Plan, the Committee determines the annual Incentive payment for each executive at the end of each fiscal year based on the Company's performance in important areas such as earnings, contract backlog, and cash management. The Committee also considers the executive's individual contribution to the Company's performance and the executive's contributions to the Company's progress towards long term strategic objectives. Certain executives do have minimum payments under the Plan.

    To ensure that management's interests are directly tied to Shareholder return, a substantial portion of an executive's total compensation is equity compensation. To place emphasis on Shareholder return, the Company, pursuant to Shareholder approval, adopted various Stock Option Plans ("Option Plans"). As of October 31, 1998, there were 869,038 options reserved for issuance under the Option Plans. All options granted to date have been awarded at an exercise price equal to the fair market value of the stock on either the date of the award or reissue. The Option Plans are administered by the Compensation Committee and option awards are either made subjectively based upon the evaluations of the Company's performance in key areas such as earnings, contract backlog, and cash management, or as an incentive to promote Shareholder return by raising stock price from a specified level. The Committee also considers the executive's contribution to the Company's progress towards long-term strategic objectives in the award of stock options.

FISCAL YEAR 1998 EXECUTIVE OFFICER COMPENSATION

    In determining the fiscal year compensation for the executive officers, the Committee considered information in an executive compensation survey from a nationally recognized independent consulting firm. The comparison companies in the compensation survey were selected on the basis of their size, products, and markets served. With respect to base salary, bonus, and total compensation, the Chairman and Chief Executive Officer's and the other executive officers' compensation was at a level comparable to the 1998 median levels for those similarly situated in the comparison companies.

    In determining the fiscal year 1998 Performance Compensation payments for the Chief Executive Officer and the other executive officers, the Committee considered the Company's operating performance and return to Shareholders. On a post-split per share basis, fiscal year 1998 net income, net revenues, and book value increased 23%, 9%, and 9%, respectively, over fiscal year 1997. Share price also increased twenty-one percent (21%) on a post-split basis from $12.25 per share on December 31, 1997 to $14.88 per share on December 31, 1998. The Committee also considered the Company's successful acquisition activity in 1998 as well as each executive's contribution to the Company's performance.

    Based on the subjective evaluation of the above factors, the Committee approved the base annual salary of $388,800 and an Executive Incentive Plan payment of $373,400 for ESSI's Chairman and Chief Executive Officer. Based on the subjective evaluation of the above factors, the Committee also approved: the base annual salary of $200,000 and an Executive Incentive Plan payment of $100,000 for the President and Chief Executive Officer of EASI; the base annual salary of $200,000 and an Executive Incentive Plan payment of $100,000 for the Executive Vice President and Chief Financial Officer of ESSI; the base annual salary (beginning February 1, 1998) of $200,000 and an Executive Incentive Plan payment of $100,000 for the President and Chief Executive Officer of MC; and, the base annual salary of $90,000 and an Executive Incentive Plan payment of $45,000 for the Vice President and General Manager of ESP. The Committee also awarded 150,000, 15,000, 15,000, 15,000, and 5,000 executive options under stock option plans to Mr. Shanahan, Mr. Wichlenski, Mr. Gerhardt, Mr. Earls, and Mr. Capeless, respectively.

    The Company does have employment agreements with its Chairman and Chief Executive Officer, the President and Chief Executive Officer of EASI, the Executive Vice President and Chief Financial Officer of ESSI, the President and Chief Executive Officer of MC and the Vice President and General Manager of ESP. These Employment Agreements are discussed in detail in the next section of this proxy statement.

SUMMARY

    Through the design and management of the Executive Compensation Program, as described above, the Committee believes total compensation of the Company's executives is linked directly to Company performance, individual performance, and Shareholder return. The Committee will continue to emphasize performance-based and stock-based compensation that is consistent with individual performance and that links management and Shareholder interests. We conclude that the Company's performance and the competitive market warrant the compensation package approved for Mr. Shanahan, Sr. and the other executive officers.

                                          The Compensation Committee:



                                          Thomas J. Guilfoil, Chairman
                                          Alexander M. Cornwell, Jr.
                                          Earl E. Walker
                                          Michael F. Shanahan, Jr.

                             EMPLOYMENT AGREEMENTS

    ESSI and its subsidiaries have employment agreements with certain executive officers. The following represents a summary of the terms and conditions of those agreements with the Chairman and Chief Executive Officer of ESSI, the President and Chief Executive Officer of EASI, the Executive Vice President and Chief Financial Officer of ESSI, the President and Chief Executive Officer of MC and the Vice President and General Manager of ESP.

    CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER OF ESSI. The employment agreement with Michael F. Shanahan, Sr. was executed on September 1, 1998 for a term of three (3) years. Unless terminated by either party upon thirty (30) days prior written notice, or for cause upon seven (7) days notice, the employment agreement continues on a year-to-year basis. The current base salary under this agreement is $550,000.

    If the agreement is terminated by ESSI, for other than cause, Mr. Shanahan is entitled to termination pay equal to twice his total annual compensation (payable in 24 equal monthly payments) for the fiscal year of the Company ending immediately prior to the date of termination. Mr. Shanahan is prohibited from competing with the Company for a period of one year after termination. The employment agreement further provides that he shall be entitled to a bonus in accordance with the terms and conditions of a bonus plan, which is based on ESSI's net income per share. The employment agreement also provides that ESSI will pay Mr. Shanahan's club membership costs and reimburse his expenses associated with performing his duties on behalf of ESSI and its subsidiaries.

    The Company is also a party to a split dollar life insurance agreement with the Michael F. Shanahan, Sr. Irrevocable Life Insurance Trust. Under this arrangement, the Company will make annual life insurance premium payments for Mr. Shanahan. In return, the Company will be reimbursed for premiums it has paid. As provided for by the insurance policy, the Company can borrow funds against the cash surrender value. Although the life insurance trust is the owner and beneficiary of the policy, its ownership rights are subordinate to the Company's rights to be reimbursed for the premiums it has paid. Mr. Shanahan's employment agreement requires the Company to maintain life insurance on Mr. Shanahan during the term of the agreement.

    The employment agreement also provides for deferred compensation to be paid in the event of the retirement, disability, or death of Mr. Shanahan. For disability, the benefit is $27,500 per month for a maximum of sixty (60) consecutive months. For retirement or death, the benefit is $27,500 per month for twenty-four (24) months. Although Mr. Shanahan has the right to vote on the authorization of his employment agreement that was recommended by the Compensation Committee, he abstained from voting on it as he did on all other matters pertaining to his compensation.

    PRESIDENT AND CHIEF EXECUTIVE OFFICER OF EASI. Under the terms of John J. Wichlenski's employment agreement with EASI, effective November 1, 1997, Mr. Wichlenski is paid a base annual salary of $200,000. Under the terms of the Executive Incentive Plan, Mr. Wichlenski also receives a bonus that is based upon ESSI's and EASI's profitability. Mr. Wichlenski has also been granted a club membership and he is reimbursed for expenses associated with performing his duties on behalf of the Company and EASI. The Company has a split dollar life insurance arrangement similar to its agreement with Mr. Shanahan.

    EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER OF ESSI. Under the terms of Gary C. Gerhardt's employment agreement with ESSI, effective November 1, 1997, Mr. Gerhardt is paid a base annual salary of $200,000. Under the terms of the Executive Incentive Plan, Mr. Gerhardt also receives a bonus that is based upon ESSI's profitability. Mr. Gerhardt is reimbursed for expenses associated with performing his duties on behalf of the Company, and its subsidiaries. The Company has a split dollar life insurance arrangement with Mr. Gerhardt similar to its agreement with Mr. Shanahan.

    PRESIDENT AND CHIEF EXECUTIVE OF MC. Under the terms of R. Bruce Earls' employment agreement with MC, effective February 1, 1998, Mr. Earls is paid a base annual salary of $200,000. Under the terms of the Executive Incentive Plan, Mr. Earls also receives a bonus that is based upon ESSI's and MC's profitability. Mr. Earls has also been granted a club membership and he is reimbursed for expenses associated with performing his duties on behalf of the Company and MC. During the year, the Company borrowed funds from Mr. Earls at market rates of interest. Interest earned by Mr. Earls under this arrangement totaled $11,100. All such borrowings were paid off as of October 31, 1998.

    VICE PRESIDENT AND GENERAL MANAGER OF ESP. Under the terms of John E. Capeless' employment agreement with ESP, effective November 1, 1998, Mr. Capeless is paid a base annual salary of $150,000. Under the terms of the Executive Incentive Plan, Mr. Capeless also receives a bonus that is based upon ESSI's and ESP's profitability. Mr. Capeless has also been granted a club membership and he is reimbursed for expenses associated with performing his duties on behalf of ESP.

                             EXECUTIVE COMPENSATION

    The following table sets forth the compensation for the Company's Chief Executive Officer and all other executives whose compensation in 1998 exceeded $100,000:

SUMMARY COMPENSATION TABLE
--------------------------

                                          ANNUAL COMPENSATION                  LONG-TERM COMPENSATION
                                   ----------------------------------   ------------------------------------
                                                                                   AWARDS            PAYOUTS
                                                                        ---------------------------  -------
                                                                                                       LTIP
NAME AND PRINCIPAL                  SALARY               OTHER ANNUAL    RESTRICTED     NUMBER OF    PAYOUTS     ALL OTHER
POSITION                 YEAR        <F1>      BONUS     COMPENSATION   STOCK AWARDS   OPTIONS<F10>    <F2>     COMPENSATION
----------------------------------------------------------------------------------------------------------------------------
Michael F. Shanahan, Sr. 1998      $388,833   $373,433        $0             $0         150,000        $0        $30,000<F3>
  Chairman, President &  1997      $356,600   $350,000        $0             $0          45,000        $0        $29,300
  Chief Executive        1996      $357,400   $350,000        $0             $0          22,500        $0        $24,500
  Officer (ESSI)

John J. Wichlenski       1998      $203,600   $100,000        $0             $0          15,000        $0        $10,400<F4>
  President & Chief      1997      $134,700   $128,400        $0             $0          15,000        $0        $ 9,500
  Executive Officer      1996      $131,700   $ 88,400        $0             $0          15,000        $0        $ 6,200
  (EASI)

Gary C. Gerhardt         1998      $200,000   $100,000        $0             $0          15,000        $0        $ 9,400<F5>
  Executive Vice         1997      $110,000   $ 96,400        $0             $0          11,250        $0        $ 7,500
  President & Chief      1996      $ 85,400   $ 48,900        $0             $0          11,250        $0        $ 4,300
  Financial Officer
  (ESSI)

R. Bruce Earls           1998      $152,300   $ 75,000        $0             $0          15,000        $0        $ 5,800<F6>
  President and
  Chief Executive
  Officer (MC)<F8>

John E. Capeless         1998      $ 92,300   $ 45,000        $0             $0           5,000        $0        $ 4,300<F7>
  Vice President &       1997      $ 92,300   $ 22,500        $0             $0           4,500        $0        $ 1,500
  General Manager
  (ESP)<F9>

--------------------

 <F1> This amount includes base salary and expense reimbursement allowances.
      Mr. Wichlenski's expenses for fiscal year 1998 were $3,600. Mr. Capeless' expenses for fiscal year 1998 were $2,300. Mr. Earls' expenses for fiscal year 1998 were $2,300.

 <F2> There were no long-term incentive plan awards granted during the three year period ending October 31, 1998.

 <F3> This amount includes $14,000 accrued pursuant to Mr. Shanahan's employment agreement which provides for deferred compensation to be paid in the event of retirement, disability, or death; $7,000 pursuant to the benefit of life insurance premiums paid by the Company; and, $9,000 pursuant to the Engineered Support Systems, Inc. Employee Stock Ownership Plan.

 <F4> This amount includes $2,400 pursuant to the benefit of life insurance premiums paid by the Company and $8,000 pursuant to the Engineered Support Systems, Inc. Employee Stock Ownership Plan.

 <F5> This amount includes $2,300 pursuant to the benefit of life insurance premiums paid by the Company and $7,100 pursuant to the Engineered Support Systems, Inc. Employee Stock Ownership Plan.

 <F6> This amount includes $100 pursuant to the benefit of life insurance premiums paid by the company and $5,700 pursuant to the MC Employee Retirement Plan.

 <F7> This amount includes $700 pursuant to the benefit of life insurance premiums paid by the Company and $3,600 pursuant to the Engineered Support Systems, Inc. Employee Stock Ownership Plan.

 <F8> Mr. Earls joined the Company on February 1, 1998, concurrent with the
      Company's acquisition of MC. Accordingly, compensation information for 1998 relates only to the period Mr. Earls was employed by the Company.

 <F9> Compensation for Mr. Capeless is not presented for 1996 because the SEC's criteria for inclusion were not met.

<F10> All option amounts have been restated to reflect a 3-for-2 stock split effected in the form of a 50% stock dividend on June 26, 1998.

                               PERFORMANCE GRAPH

    The following graph compares the annual percentage change in the Company's cumulative total Shareholder return on its common stock with (i) the cumulative total return on the S&P 500 composite index and with (ii) the cumulative total return of the S&P Manufacturing (Diversified Industry) index for the period October 31, 1993 through October 31, 1998.


                COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN<F*>
          AMONG ENGINEERED SUPPORT SYSTEMS, INC., THE S & P 500 INDEX
                AND THE S & P MANUFACTURING (DIVERSIFIED) INDEX

                                    [GRAPH]

                                                                CUMULATIVE TOTAL RETURN
                                          --------------------------------------------------------------------
                                          10/93         10/94       10/95       10/96       10/97       10/98
ENGINEERED SUPPORT SYSTEMS, INC.          100.00        110.34      179.61      266.78      617.67      594.41
S & P MANUFACTURING (DIVERSIFIED)         100.00        110.30      139.24      192.37      240.28      264.84
S & P 500                                 100.00        103.87      131.33      162.98      215.32      262.66


<F*> $100 INVESTED ON 10/31/93 IN STOCK OR INDEX -
     INCLUDING REINVESTMENT OF DIVIDENDS.
     FISCAL YEAR ENDING OCTOBER 31.

                             EMPLOYEE EQUITY PLANS

    The Company has reserved 869,038 shares of common stock for issuance under four (4) stock option plans adopted in 1992, 1993, 1997 and 1998 ("option plans"). The option plans provide for the award of stock options to employees and non-employee directors of the Company. Option plans for the employees are administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the authority, subject to the terms of the option plans, to determine optionees and the number of shares subject to each option granted. The option plans for the non-employee directors are administered by the Chairman of the Board. Subject to continuation of employment, options granted under the option plans must be exercised by the optionee within five (5) years from the date of grant. The exercise price for an option granted is equal to the fair market value of the common stock at the date of grant. As of October 31, 1998, twenty-seven (27) employees and directors held options under these plans.

    The following tables show, as to executive officers previously listed, the options granted, aggregate options exercised, and option values during the fiscal year ended October 31, 1998.

OPTION/SAR GRANTS IN LAST FISCAL YEAR
-------------------------------------

                                                    INDIVIDUAL GRANTS
                                 --------------------------------------------------------
                                                                                                POTENTIAL REALIZABLE
                                                                                                  VALUE AT ASSUMED
                                                                                                ANNUAL RATES OF STOCK
                                                                                                 PRICE APPRECIATION
                                             PERCENT OF                                             FOR OPTION TERM
                                            TOTAL OPTIONS                                    ---------------------------
                                 OPTIONS     GRANTED IN       EXERCISE PRICE   EXPIRATION    5% ASSUMED      10% ASSUMED
NAME                             GRANTED     FISCAL YEAR        PER SHARE         DATE          RATE            RATE
------------------------------------------------------------------------------------------------------------------------
Michael F. Shanahan, Sr.         150,000        56.0%           $13.5000         9/3/03       $559,500       $1,236,000

John J. Wichlenski                 7,500         2.8%           $10.4583        1/31/03       $ 21,675       $   47,850
                                   7,500         2.8%           $15.0000         3/9/03       $ 31,050       $   68,700

Gary C. Gerhardt                   7,500         2.8%           $10.4583        1/31/03       $ 21,675       $   47,850
                                   7,500         2.8%           $15.0000         3/9/03       $ 31,050       $   68,700

R. Bruce Earls                     7,500         2.8%           $10.4583        1/31/03       $ 21,675       $   47,850
                                   7,500         2.8%           $15.0000         3/9/03       $ 31,050       $   68,700

John E. Capeless                   5,000         1.9%           $13.5000         9/3/03       $ 18,650       $   41,200

Note: Options granted, percent of total options granted in fiscal year and the exercise price per share have been restated to reflect a 3-for-2 stock split effected in the form of a 50% stock dividend on June 26, 1998. No stock appreciation rights have ever been granted by the Company.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
-------------------------------------------------------
FISCAL YEAR END OPTION/SAR VALUES
---------------------------------

                                                                          VALUE OF
                                                         NUMBER OF       UNEXERCISED
                              NUMBER                      OPTIONS          OPTIONS
                             OF SHARES                  AT 10/31/98      AT 10/31/98
                            ACQUIRED ON     VALUE       EXERCISABLE/     EXERCISABLE/
NAME                         EXERCISE      REALIZED    UNEXERCISABLE    UNEXERCISABLE
-------------------------------------------------------------------------------------
Michael F. Shanahan, Sr.           0       $      0      195,000/0       $461,300/$0

John J. Wichlenski            15,000       $247,500      52,500/0        $382,800/$0

Gary C. Gerhardt              19,500       $218,200      37,500/0        $230,000/$0

R. Bruce Earls                15,000       $ 70,300        0/0              $0/$0

John E. Capeless               4,500       $ 47,600      12,500/0        $67,600/$0

Number of shares acquired on exercise have been restated to reflect a 3-for-2 stock split effected in the form of a 50% stock dividend on June 26, 1998. No stock appreciation rights have ever been granted by the Company.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    PricewaterhouseCoopers LLP, independent certified public accountants, have been the auditors of the accounts of the Company since 1991, including the fiscal year ended October 31, 1998. ESSI anticipates that representatives of PricewaterhouseCoopers LLP will be present at the 1999 Annual Meeting of the Shareholders and PricewaterhouseCoopers LLP will have the opportunity to make a statement if they so desire at that time. PricewaterhouseCoopers LLP will also be available to respond to appropriate questions raised at the 1999 Annual Meeting of the Shareholders.

    PricewaterhouseCoopers LLP has informed the Company that it does not have any direct financial interest in the Company and that it has not had any direct connection with the Company as either a promoter, an underwriter, a director, an officer, or an employee.

    As is customary, accountants for the current fiscal year will, upon the recommendation of the Audit Committee, be appointed by the Board of Directors at their meeting immediately following the Annual Meeting of the Shareholders.

               SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

    Shareholder proposals for the 2000 Annual Meeting of the Shareholders must be received by the Company no later than October 31, 1999, for inclusion in the Company's proxy statement and proxy for that meeting. The proposals should be submitted to the Company at 1270 North Price Road, St. Louis, MO 63132,
Attention: Corporate Secretary.

                                 OTHER MATTERS

    Other than the foregoing, the Board of Directors does not intend to bring any other matter before the meeting and does not know of any matter that anyone else proposes to present for action at the meeting. However, if any other matters properly come before such meeting, the individuals named in the accompanying proxy, or their duly qualified substitutes acting at the meeting, will be deemed authorized to vote or otherwise act in accordance with their judgment on such matters.

                                         By order of the Board of Directors

                                         /s/ Gary C. Gerhardt

                                         Gary C. Gerhardt, Secretary

Dated: February 1, 1999


    NOTICE: Upon written request from any Shareholder of record as of January 18, 1999 (or any beneficial owner representing they are or were entitled to vote at the 1999 Annual Meeting), the Company will furnish to such Shareholder, without charge, its Annual Report on Form 10-K for the year ended October 31, 1998, as filed with the Securities and Exchange Commission, including financial statements. The Company may impose a reasonable fee for its expense in connection with providing exhibits referred to in such form 10-K, if the full text of such exhibits are specifically requested. Requests should be directed to: Investor Relations, Engineered Support Systems, Inc., 1270 North Price Road, St. Louis, MO 63132

PROXY                ENGINEERED SUPPORT SYSTEMS, INC.

          PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
       THE COMPANY FOR ANNUAL MEETING OF SHAREHOLDERS MARCH 8, 1999

     The undersigned hereby appoints Michael F. Shanahan, Sr. proxy, with full power of substitution, to represent the undersigned at the annual meeting of shareholders of Engineered Support Systems, Inc. to be held at the Ritz-Carlton, 100 Carondelet Plaza, Clayton, Missouri 63105 on Monday, March 8, 1999, and at any adjournments thereof, on all matters coming before said meeting.

     You are encouraged to specify your choices by making the appropriate boxes on the REVERSE SIDE. The Proxy cannot vote your shares unless you sign and return this card.




                           FOLD AND DETACH HERE






1. Election of Directors for a term of
   three years. Nominees: MG George E.
   Friel and Thomas J. Guilfoil.

         FOR        WITHHELD

To withhold authority to vote for any
individual nominee, write that nominee's
name in the space provided. Your total
cumulative votes will be allocated equally
among the remaining nominees.                     Attend meeting / /

For, except vote withheld from the
following nominee(s):                            (change of address)

------------------------------------------ ----------------------------------

                                           ----------------------------------

                                           ----------------------------------


                                           DATE:
                                                -----------------------------

                                           ----------------------------------
                                                     SIGNATURE(S)

                                           ----------------------------------
                                           NOTE: Please sign exactly as name
                                           appears hereon. Joint members
                                           should each sign. When signing as
                                           attorney, executor, administrator,
                                           trustee or guardian, please give
                                           full title as such.



                             FOLD AND DETACH HERE

                          APPENDIX


      Page 11 of the printed Proxy contains a Performance Graph. The information contained in the graph has been presented in a tabular format that may be processed by the EDGAR system